Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-176419, 333-183976, 333-201326, 333-208865, 333-269334,333-276325, 333-284059 and 333-292922) and Form F-3 (Nos. 333-229021 and 333-276323)  of BioLineRx Ltd. of our report dated March 23, 2026 relating to the financial statements, which appears in this Form 20-F/A.

/s/ Kesselman & Kesselman	Tel-Aviv, Israel
Certified Public Accountants (Isr.)	March 27, 2026
A member firm of PricewaterhouseCoopers International Limited